Growing Value Through the Drill Bit 6,000,000 Share Offering Presentation to Investors November 2003

Disclaimer This presentation material contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuations in oil and gas prices, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

Offering Summary (KCS-NYSE)

Investment Considerations Strong, double digit production growth 3Q '03 production of 100.3 MMcfepd represents a 20% increase over 1Q '03 Multi-year inventory of 300+ drilling locations Significant upside potential Continued low risk development and exploitation of core Mid-Continent fields High potential exploratory program in the Gulf Coast Substantial expected near term cash flow growth Use of offering proceeds expected to be accretive to earnings and cash flow Strong and improving credit profile Experienced and motivated management team

Management

Overview Independent domestic onshore E&P company, established 1988 Publicly traded on the New York Stock Exchange - "KCS" Equity market capitalization of approximately $325 million Approximately 400,000 share average daily trading volume Focused operations in the Mid-Continent and Gulf Coast regions High degree of operatorship, exceeding 80% of proved reserve value Significant natural gas exposure at 82% of current production Growing value through the drill bit

Strategy Focus on drill bit growth in production and reserves 92% year-to-date drilling success on 63 gross wells 300+ drilling prospects Capitalize on large inventory of drilling projects in current price environment Add 60 new drilling projects to the 2004/2005 program with offering proceeds Drill bit economics are far superior to acquisition costs Maintain significant exposure to natural gas

Mid-Year 2003 Reserves Netherland Sewell Reserves 234 Bcfe 75% Proved Developed 83% Natural Gas 80%+ Natural Gas PV10 = $461 Million R/P Ratio = 9 Years Additional Reserve Adds Since Mid-Year Anadarko Basin South Texas Sawyer Canyon Arkoma Basin Arklatex Mid-Continent Gulf Coast

2003 YTD Drilling Summary

2003 Production Jan. Feb. Mar. Apr. May June July Aug. Sept. East 20.4 27.4 90 20.4 West 55.6 62.8 66.6 68.9 75.7 75.3 78.2 82.5 88.8 North 25.4 22 19.4 19.5 18.3 18.4 17.5 17.2 16.8 Production Payment Net KCS 81.0 84.8 86.0 88.4 94.1 93.7 95.7 99.7 105.6

Elm Grove Field, North Louisiana Elm Grove Mid-Continent Gulf Coast

Elm Grove Field, North Louisiana Type Log Hosston (5,900' - 8,100') McFearen Fannie-Randall Turner (9,100' - 9,400') Cotton Valley Davis Upper Cotton Valley C&D Sands (8,500' - 9,100') Lower Cotton Valley A&B Sands (9,900' - 10,100')

2003 YTD Elm Grove Development Hosston Upper CV Davis Lower CV

Future Elm Grove Development Program

Elm Grove Field, North Louisiana Cotton Valley, Hosston Play KCS WI = 100% - 8 Sections 65% - 1 Section 33% - 1 Section (Non-Op) 20 Wells in 2003 Average Cost: $1.3 million Initial Well Rate: 2.4 MMcfpd / well Reserve Potential: 1-3 Bcfe / well Anticipate 30-40 Wells / Yr. 50-100 Additional Wells 9/1/2002 12/1/2002 3/1/2003 6/1/2003 9/1/2003 MCFPD Production 0 5000 10000 15000 20000 25000 30000

Joaquin Field, East Texas Mid-Continent Gulf Coast

Joaquin Field Development Program Older Completion Recent Completion 2003 Wells (Initial Test Rates) 2004 Wells Ellis #4 2100 MCFPD Rushing #3 1st Zone 1600 MCFPD 2nd Zone 1100 MCFPD 3RD Zone 850 MCFPD 4TH Zone 4900 MCFPD Hardin Simmons #2 1st Zone 700 MCFPD 2nd Zone 700 MCFPD 1 Zone to go Hanson # 7 1st Zone 800 MCFPD 2nd Zone 700 MDFPD 2 Zones to go Rushing #2 2100 MCFPD from top 2 Zones will be commingled with zones which tested 1300 MCFPD & 900 MCFPD

Joaquin Field Development Locations

Joaquin Field, East Texas Travis Peak Sands, Depth 6,000'-8,600' KCS WI = 74-100% 5 Wells Drilled in 2003 Average Cost: $1.6 million Initial Well Rate: 1-5 MMcfpd Reserve Potential: 1.5-3.0 Bcfe / well 10-30 Additional Wells

Talihina Field, Oklahoma Talihina Field Mid-Continent Gulf Coast

Talihina Field Development Latimer County, OK - Jackfork Structure

Talihina Field, Oklahoma Overthrust Jackfork Formation, Depth 3,900'-5,600' KCS WI = 30-75% 3 Wells in 2003 Average Well Cost: $1.6 million Initial Well Rate: 2-4 MMcfpd Reserve Additions: 2-6 Bcfe / well 5-20 Additional Wells Mid-Continent Gulf Coast Talihina Field

Sawyer Canyon, Sutton Co., Texas Mid-Continent Gulf Coast Sawyer Canyon

Sawyer Canyon Drilling Program

Sawyer Canyon, Sutton Co., Texas Canyon Sandstone, Depth 4,000'-5,000' KCS WI = 90-100% 14 Wells Drilled in 2003 Average Cost: $0.4 million Initial Well Rate: 0.4 MMcfpd Reserve Potential: 0.4 Bcfe / well 35-100 Additional Wells Anticipate 15-20 Wells / Yr.

Wilcox Trend Production Live Oak to Victoria Counties "Exploring on Trend" Ray George Prospect Coquat Prospect Qakville 89BCF 2.3 MMBC 5 Mile Creek Prospect East Marshall Prospect Mission Valley, W 56 BCF (EUR) Austin Prospect

2003 Gulf Coast Exploration Status

2004 Gulf Coast Exploration Program

Drilling Inventory

Financial Overview

Recent Financial Performance (1) Includes Non-Cash Deferred Tax Asset Adjustment of ($15.9MM) in 2002 and $11.0MM in 2003 Q2.

Pro Forma Capitalization (1) Pro forma the October 2003 conversion of all outstanding preferred stock in each column. (2) Based on 6/30/03 reserves estimate of 234 Bcfe.

Acceleration of Drilling Projects

2004 Capital Allocation Sawyer Canyon 6% $6 MM GC Expl. EG Joaquin Talihina SC Other MC GC Dev. East 12 42 13 3 6 13 11 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Elm Grove 42% $44 MM Gulf Coast Exploration 12% $13 MM Gulf Coast Development 11% $12 MM Other Mid-Continent 13% $13 MM Talihina 3% $3 MM Joaquin 13% $14 MM $105 Million Capital Budget

Investment Considerations Strong, double digit production growth 3Q '03 production of 100.3 MMcfpd represents a 20% increase over 1Q '03 Multi-year inventory of 300+ drilling locations Significant upside potential Continued low risk development and exploitation of core Mid-Continent fields High potential exploratory program in the Gulf Coast Substantial expected near term cash flow growth Use of offering proceeds expected to be accretive to earnings and cash flow Strong and improving credit profile Experienced and motivated management team